Exhibit 10.1

COMMERCIAL LOAN AGREEMENT

(Loan No. 9117000148)

This Commercial Loan Agreement dated as of August 31, 2005 ("Agreement") is by and among CALIFORNIA BANK & TRUST, a California banking corporation, as lender
("Bank"), and ICON INCOME FUND EIGHT B L.P.; ICON INCOME FUND NINE, LLC; ICON INCOME FUND TEN, LLC; and ICON LEASING FUND ELEVEN, LLC, as borrowers
(separately and collectively "Borrower").

1.       DEFINITIONS

1.1 The following terms shall have the following meanings when used in this
     Agreement:

     "Account Obligor" shall mean the obligor on any Accounts Receivable.

     "Accounts" shall mean each of the presently  existing and hereafter arising accounts,  Accounts  Receivable,  contract  rights and other  forms of  monetary obligations  and  receivables (including  healthcare   receivables)  owing  to Borrower,   and  any  credit  insurance,   guaranties,   or security  therefore, irrespective of whether earned by performance.

     "Accounts Receivable" shall mean open Accounts which are Collateral.

     "Adjusted Total Liabilities" shall mean the sum of current liabilities plus long term  liabilities  (excluding  all  non-recourse  debt and all  other  debt subordinated to Borrower's  obligations to Bank in a manner acceptable to Bank), including, without limitation, accrued and deferred income taxes, all calculated in accordance with GAAP, consistently applied.

     "Affiliate” shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.  For  purposes of this  definition,  "control" (including,  with  correlative  meanings,  the terms  "controlled by" and "under common  control  with"),  with  respect to any  Person,  shall mean  possession, directly or  indirectly,  of the power to direct or cause the  direction  of the management and policies of such Person,  whether through the ownership of voting securities, by contract or otherwise.

     "Agreement"  shall  mean this  Commercial  Loan  Agreement  as  amended  or modified from time to time,  together  with all exhibits and schedules  attached hereto from time to time.

     "Authorized Officer” shall have the meaning given the term in Section 5.3.a.

     "Availability" shall mean, as of the date of determination, the difference between the Line of Credit Limit and the outstanding amount under the Line of Credit.

     "Bank" shall mean California Bank & Trust, its successors and assigns.

     "Banking Day" shall mean, unless otherwise provided in this Agreement, a day other than Saturday, Sunday, or a legal holiday on which Bank is open for business in the State of California.

     "Beneficial Interest” shall mean a beneficial interest in a trust, a partnership interest in a partnership, or a membership interest in a limited liability company.

     "Borrower" shall mean ICON Income Fund Eight B L.P.; ICON Income Fund Nine, LLC; ICON Income Fund Ten, LLC; and ICON Leasing Fund Eleven, LLC, separately and collectively.

     "Borrower’s Assets" shall mean any real or personal property owned, now or hereafter, in whole or in part by Borrower.

     "Borrowing Base"  shall  mean 85% of the  Present  Value  of the  Eligible Borrowing Base Contracts, with the limitation that no more than $5,000,000.00 in advances, in the aggregate,  shall be based on a contract or contracts involving the same Lessee or Debtor unless otherwise  approved in writing by Bank and with the  further  limitation  that no more  than  25% of the  Present  Value  of the Eligible  Borrowing  Base  Contracts  shall mature within 90 days (to the extent that the  $5,000,000.00 or 25% limitation is exceeded in the Eligible  Borrowing Base Contracts identified on Schedule 1, Bank approves that excess).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral” means and includes, without limitation, all property and assets  granted as  collateral  security  for a Loan,  whether  real or personal property, whether granted directly or indirectly,  whether granted now or in the future  and  whether  granted in the form of a  security  interest,  assignment, pledge, lien, or any other security or lien interest whatsoever, whether created by law, contract or otherwise. The word "Collateral" includes without limitation all collateral described in the section of this Agreement titled "Collateral."

     "Collateral Documents” shall mean all the documents set forth in this Agreement in the section titled "Collateral Documents."

     "Contribution Agreement” shall have the meaning given the term in Section 8.23 of this Agreement.

     "Debt Service Coverage Ratio" means EBITDA divided by Interest Expense.

     "Debtor" means a borrower under a Loan Contract or Indirect Loan Contract.

     "Default” means an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

     "Default Rate" shall have the meaning given the term in Section 5.8.

     "Designated Accounts" shall have the meaning given the term in Section 5.3 of this Agreement.

     "Discount Rate" means the rate of interest equal to one-quarter of one percent (0.25%) per annum in  excess  of the Prime  Rate,  which  shall  vary concurrently with any change in the Prime Rate.

     "EBITDA" means the sum of (a) Borrower's net income;  (b)  depreciation and amortization  expense  and  other  non-cash  items  deducted  on the  Borrower's financial  statements in determining such net income; (c) Interest Expense;  and (d) taxes imposed by any  jurisdiction  upon  Borrower's net income,  absent the effect of write-ups or forgiveness of debt; all as calculated in accordance with GAAP, consistently applied.

     "Eligible Borrowing Base Contract” means a Revolving Loan Contract which satisfies each of the following conditions at the date of determination:

     a.   No event of default exists under such contract, except that past due payments that are deemed acceptable under paragraph b. below shall not cause  an  otherwise   Eligible  Borrowing  Base  Contract  to  becomeineligible;

     b.   Scheduled payments by the Lessee or the Debtor under such contract are current or less than 60 days past the scheduled payment date specified in such contract;

     c.   The  contract  identifies  Borrower  as the lessor or  lender,  or, if another  Person is the  original  lessor or lender,  the  lessor's  or lender's  interest in the contract and the  underlying  equipment  has been  transferred  in  writing  to  Borrower  (if the  Revolving  Loan
          Contract is an  Indirect  Lease or Indirect  Loan  Contract,  the term
          "Borrower"  in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

     d.   There  is  no   indication  on  the  contract  that  Borrower  or  any
          predecessor-in-interest on the contract has transferred or pledged any interest in the contract to any Person other than Bank or Borrower (if the  Revolving  Loan  Contract is an Indirect  Lease or Indirect  Loan
          Contract, the term "Borrower" in this clause is replaced by "Person in whom  Borrower  has a  Beneficial  Interest")  or,  if  there  is such indication,  such interest has been validly transferred by such Person to Borrower or Bank;

     e.   If the  contract  is a  lease,  the  lease  and the  equipment  leased thereunder  are owned by Borrower  and are subject to no Liens  (other than  Permitted  Liens) in favor of anyone  other  than Bank or to any rights other than the rights of the Lessee as lessee under such lease;
          if a lease is deemed a security interest under the applicable  Uniform
          Commercial Code,  Borrower has a perfected  first-priority Lien in the equipment  covered  thereby  (if the  Revolving  Loan  Contract  is an
          Indirect Lease or Indirect Loan Contract,  the term "Borrower" in this clause is  replaced  by  "Person  in whom  Borrower  has a  Beneficial
          Interest");

     f.   Bank  has a  perfected  first  priority  Lien  in the  Revolving  Loan
          Contract  and, if the Revolving  Loan Contract is a lease,  Bank has a perfected  first-priority Lien in the equipment subject to that lease, subject to any Permitted  Liens (if the Revolving  Loan Contract is an
          Indirect  Lease or Indirect Loan  Contract,  Bank has a first priority
          Lien in Borrower's Beneficial Interest in the lessor or lender);

     g.   If the  contract is a loan,  the  contract is owned by Borrower and is subject to no Lien,  other than  Permitted  Liens,  in favor of anyone other than Bank,  and Borrower has a perfected  first priority Lien in the equipment  that secures the loan,  subject to any Permitted  Liens
          (if the Revolving Loan Contract is an Indirect Loan Contract, the term
          "Borrower"  in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

     h.   The contract is written; the contract has not been amended or modified except by a written  document  delivered  to Bank;  the  contract  was entered  into  or  acquired  in  the  ordinary  course  of  Borrower's business;  the contract is in full force and effect and is enforceable in accordance with its terms; to Borrower's  knowledge,  the equipment covered by the contract is in good working order; the Lessee or Debtor has  accepted  the  equipment  delivered  pursuant to the  contract as evidenced by a delivery  and  acceptance  certificate  executed by the
          Lessee or Debtor or other standard  document;  if a lease,  the Lessee has commenced making rent payments pursuant to the terms of the lease;
          if a loan, the Debtor has commenced  making loan payments  pursuant to
          the  loan;  and  to  Borrower's  knowledge,   no  defenses,   offsets,
          counterclaims or disputes exist under or with respect to such contract or to the equipment covered by such contract;

     i.   All existing "chattel paper" originals of the contract,  together with
          any  and  all  schedules,   supplements  and  amendments  thereto  and
          modifications  thereof,  including  any and all  promissory  notes and
          other   instruments  as  defined  in  the  Uniform   Commercial  Code,
          evidencing  any monetary  obligation  owing to Borrower in  connection therewith,  have been  delivered to, and are in the possession of Bank
          (if the Revolving  Loan Contract is an Indirect Lease or Indirect Loan
          Contract, the term "Borrower" in this clause is replaced by "Person in whom Borrower has a Beneficial Interest");

     j.   If the Revolving  Loan Contract is an Indirect  Lease or Indirect Loan
          Contract, Borrower shall have, prior to the making of a Line of Credit advance,  disclosed  to Bank in writing the  identity of the lessor or lender,  as the case may be, and the nature of  Borrower's  Beneficial
          Interest in such Person;

     k.   No  part  of the  contract,  or the  equipment  thereunder,  shall  be financed by non-recourse  or other debt (unless  subordinated on terms and conditions satisfactory to Bank); and

     l. The contract  shall have a remaining  term of not less than 31 days from the date of funding by Bank.

     "Environmental  Laws" shall mean each and every material federal,  state or local law, ordinance,  regulation,  permit,  license,  authorization,  judgment, decree,  agreement,  restriction or requirement pertaining to health, industrial hygiene, Hazardous Substances (as defined below), or the environment.

     "Event of Default" means and includes without  limitation any of the Events of  Default  set  forth in this  Agreement  in the  section  titled  "Events  of Default."

     "Facility Fee" shall have the meaning given the term in Section 3.5.a. of this Agreement.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of purpose.

     "Hazardous Substance" shall mean any substance whose nature, existence, use or effect render it subject now, or in the future, to federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare.

     "Indirect Lease" means a lease (including a schedule under a master lease) in which a Person in whom Borrower has a Beneficial Interest is the lessor or has been assigned the lessor's interest.

     "Indirect Loan Contract" means a loan contract  (including a schedule under a master loan  contract) or  promissory  note in which a Person in whom Borrower has a  Beneficial  Interest  is the  lender  or payee or has been  assigned  the lender's or payee's interest.

     "Interest  Expense"  for any  applicable  period  shall  mean all  interest expense  as it appears on  Borrower's  income  statement  for such  period,  all calculated in accordance with GAAP, consistently applied.

     "Inventory" shall mean all finished goods wherever located, and goods which are or may at any time be held for sale or lease,  furnished  under any contract of service or held as raw materials,  work-in-progress,  supplies, components or materials used or consumed in Borrower's  business or which are or might be used in  connection  with  the  manufacturing,   shipping,  advertising,  selling  or finishing  of such  goods,  merchandise  and  other  personal  property  and all documents of title or documents  representing  the same,  whether  negotiable or non-negotiable and all such property, the sale or other disposition of which has given rise to Accounts  Receivable and which has been returned to or repossessed or stopped in transit by Borrower.

     "Lease"  shall mean a lease  (including  a schedule  under a master  lease) under which  Borrower is the lessor or for which  Borrower has been assigned the lessor's interest.

     "Lessee" means a lessee under any Lease or Indirect Lease.

     "Lien"  shall mean any lien or security  interest  arising from a mortgage, deed  of  trust,  encumbrance,   pledge,  hypothecation,   assignment,   deposit arrangement,  security  agreement,  adverse claim or charge,  conditional  sale, trust  receipt,  judgment,  attachment  or by operation of law, or from a lease, consignment,  or bailment for security  purposes and any  agreement to grant any lien or security interest.

     "LIBO Rate" shall have the meaning given the term in Sections 3.2.b.iii.

     "Line of Credit  Applicable  Interest  Period" shall have the meaning given the term in Section 3.2.b.

     "Line  of  Credit  Availability  Period"  shall  mean  the  period  of time commencing on the date of this Agreement and continuing until the Line of Credit Expiration Date.

     "Line of Credit Expiration Date" shall mean August 31, 2007.

     "Line of Credit" shall have the meaning given the term in Section 2.1.a.

     "Line of Credit LIBO Rate Portion" shall have the meaning given the term in Section 3.2.b.

     "Line of Credit  Limit"  shall have the  meaning  given the term in Section 2.1.a.

     "Line of Credit  Note"  shall  have the  meaning  given the term in Section 2.1.a.

     "Liquidity"  means Borrower's cash reserves (other than the Restricted Cash Deposit  and  other  deposits  reserved  pursuant  to  Borrower's   non-recourse financing, if any) and unused  vailability under the Line of Credit.

     "Loan" shall mean and include,  without limitation,  any and all commercial loans  and  financial  accommodations  from  Bank to  Borrower,  whether  now or hereafter existing, and however evidenced,  including without limitation,  those loans and financial accommodations described in this Agreement or on any exhibit or schedule attached to this Agreement from time to time.

     "Loan  Contract"  shall mean a loan contract  (including a schedule under a master loan  contract)  or  promissory  note in which  Borrower is the lender or payee or which Borrower has been assigned the lender's or payee's interest.

     "Loan  Documents"  shall mean this  Agreement  and all other  documents and agreements executed or delivered to Bank in connection with this Agreement.

     "Manager"  means ICON Capital  Corp.,  a  Connecticut  corporation,  in its capacity  as manager of those  entities  comprising  Borrower  that are  limited liability  companies and in its capacity as general  partner of ICON Income Fund Eight B L.P.

     "Material  Adverse  Change"  means a  material  adverse  effect  on (a) the business,  operations,  results of operations,  assets, liabilities or condition (financial or otherwise) of Manager,  (b) the business,  operations,  results of operations,  assets,  liabilities  or  condition  (financial  or  otherwise)  of Borrower and its  Subsidiaries  taken as a whole, (c) the ability of Borrower to perform its  obligations  under the Loan  Documents to which it is a party or of Bank to enforce the Obligations or realize upon the Collateral, (d) the value of the  Collateral or the amount that Bank would be likely to receive (after giving consideration  to delays in payment and costs of enforcement) in the liquidation of such Collateral,  (e) the validity or enforceability  of this Agreement,  the other  Loan  Documents,  or  the  rights  and  remedies  of  Bank  hereunder  or thereunder, or (f) the priority of Bank's Liens with respect to the Collateral.

     "Note" shall mean the Line of Credit Note.

     "Obligation" shall mean all loans,  advances,  debt,  principal,  interest, fees,  expenses,  costs and other  amounts owed to Bank by Borrower  pursuant to this  Agreement,  together  with all  guaranties,  covenants and duties owing by Borrower  to Bank of any  kind  or  description  hereunder,  whether  direct  or indirect,  absolute  or  contingent,  due or to  become  due,  now  existing  or hereafter  arising,  including any  interest,  fees,  expenses,  costs and other amounts owed to Bank that but for the  provisions of the  Bankruptcy  Code would have accrued after the  commencement of any insolvency  proceeding and including any debt,  liability,  or  obligation  owing from Borrower to other Persons that Bank may have obtained by assignment or otherwise.

     "Optional  Line of Credit  Interest  Rate" shall have the meaning given the term in Section 3.2.b.

     "PBGC"  shall mean the Pension  Benefit  Guaranty  Corporation  established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted  Liens" shall mean any: (a) Liens approved in writing by Bank or arising under this Agreement or the other Loan  Documents;  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate  proceedings,  provided the same have no priority  over any of Bank's Liens;  (c) Liens  incurred in the ordinary course of business of Borrower,  except that (i) no Liens other than in favor of Bank are  permitted  on any of the Leases,  Loan  Contracts  and other  property identified in Schedule 1 or otherwise the subject of any Line of Credit advance, and (ii) no Lien is permitted on any  equipment  related to clause (i) except in favor of Bank and, in the case of equipment securing a Loan Contract,  a Lien in favor of Borrower; provided, however, that nothing herein shall prevent Borrower from incurring Liens in favor of carriers, warehousemen, mechanics, materialmen, workmen and  landlords  and other  similar  Liens,  in each case  arising in the ordinary course of business;  (d) Liens consisting of another Person's  interest in a residual  sharing  agreement or  remarketing  agreement with respect to the sale of equipment  upon the  termination  of a Lease or Indirect  Lease provided that the value of Borrower's interest in such equipment as shown on its books is net of such other Person's  interest;  (e) Liens on equipment subject to a Lease that are expressly  permitted by the terms of the Lease;  (f) judgment Liens not constituting  an Event of  Default  hereunder;  (g)  subordinate  Liens  granted pursuant to the Contribution  Agreement;  (h) Liens of the relevant deposit bank incurred  in the  ordinary  course of  business  encumbering  customary  deposit accounts or brokerage  accounts;  (i) Liens encumbering  deposits made to secure obligations  arising  from  statutory,   regulatory,   contractual  or  warranty
requirements,  including  rights  of  setoff;  and (j)  Liens  arising  from the refinancing of any of the indebtedness secured by any of the foregoing described Liens.

     "Person"  shall mean and include an individual,  a  partnership,  a limited liability company, a corporation,  a joint stock corporation,  an unincorporated association,  a  joint  venture  or  other  similar  entity  or  a  governmental authority.

     "Plan"  shall  mean  any  employee   pension  benefit  plan  maintained  or contributed to by Borrower and insured by the PBGC under Title IV of ERISA.

     "Present Value" means any fixed unpaid payment  obligation owed to Borrower by a  Lessee  under  a  lease  or a  Debtor  under  a loan  (including,  without limitation,  unpaid regularly scheduled payments, puts and balloon payments) (in each case  excluding  leases  and loans  that are not  Eligible  Borrowing  Base Contracts),  such unpaid payments to be discounted to their present value on the date of  calculation  at the Discount Rate. If the contract is an Indirect Lease or Indirect  Loan  Contract,  the  Present  Value  shall be  multiplied  by that percentage  of the foregoing  that  corresponds  to  Borrower's  interest in the Person that is the  lessor or lender,  as the case may be. If a lessee  under a lease has the option to terminate  the lease as of a date prior to its scheduled termination  date,  the  Present  Value of that lease  shall be the lower of the following:  (i) the Present Value based on the lease  terminating  at such prior date plus the amount of any payment  that the lessee  would be  obligated to pay the lessor upon exercise of such option,  discounted to its present value on the date of calculation at the Discount Rate; or (ii) the Present Value based on the lease terminating at its scheduled termination date.

     "Prime  Rate" shall mean the rate of interest set from time to time by Bank at its head office as its Prime Rate.  The Prime Rate is determined by Bank as a means of pricing credit  extensions to some customers and is neither tied to any external  rate of  interest  or index nor is it  necessarily  the lowest rate of interest charged by Bank at any given time for any particular class of customers or credit extensions.

     "Regular  Line of Credit  Interest  Rate" shall have the meaning  given the term in Section 3.2.a.

     "Restricted  Cash Deposit" shall have the meaning given the term in Section 8.8.

     "Revolving Loan Contract" means a Lease,  Loan Contract,  Indirect Lease or Indirect  Loan  Contract  based on which  Bank  makes a Line of  Credit  advance (including  any  and all  schedules,  supplements  and  amendments  thereto  and modifications  thereof and together with any and all promissory  notes and other instruments,  as defined in the Uniform Commercial Code, evidencing any monetary obligation owing to Borrower in connection  therewith) originated by Borrower or acquired by Borrower from the lessor or lessor's  assignee or from the lender or lender's assignee, as the case may be.

     "Security  Agreement" shall mean the document delivered by Borrower to Bank detailed in the section of this Agreement titled "Collateral Documents."

     "Subsidiary" shall mean a business entity in which Borrower owns, directly or indirectly, an equity interest having sufficient ordinary voting power to elect a majority of the board of directors  or other  managers of such entity or the management of which is otherwise controlled,  directly or indirectly through one or more intermediaries, of which Borrower has a controlling interest.

     "Tangible  Net  Worth"  means the gross  book  value of  Borrower's  Assets (excluding goodwill, patents,  trademarks, trade names, organizational expenses, treasury stock,  unamortized  debt discount and expense,  deferred  research and development costs, other like intangibles, and monies due from Affiliates except in connection with sales to Affiliates on terms that Borrower  normally provides to third parties) plus debt that is subordinated to Bank in a manner  acceptable to Bank,  less all  liabilities,  including,  without  limitation,  accrued  and deferred  income  taxes,  and any reserves  against  assets,  all  calculated in accordance with GAAP, consistently applied.

     "UCC-1 Financing  Statement" shall mean the document  delivered by Borrower to Bank detailed in the section of this Agreement titled "Collateral Documents."

     "Unused Commitment Fee" shall have the meaning given to the term in Section 3.5.c.

2.       LOAN FACILITY

     2.1 Bank agrees to make  available to Borrower the following  credit on the following terms, covenants and conditions:

     a.   Revolving  Line of  Credit.  During  the Line of  Credit  Availability
          Period  and so  long  as no  Event  of  Default  has  occurred  and is continuing, Bank will, on a revolving basis, make advances to Borrower
          ("Line of Credit"),  which,  except as set forth below, may not at any time exceed an  aggregate  amount  outstanding  equal to the lesser of
          Seventeen  Million  Dollars  ($17,000,000.00)  or the  Borrowing  Base
          (collectively  the "Line of Credit Limit").  Borrower's  obligation to repay  advances  under  the Line of  Credit  shall be  evidenced  by a promissory  note in a form  acceptable  to Bank  (the  "Line of Credit
          Note").  During the Line of Credit Availability  Period,  Borrower may
          repay  principal  amounts  and  reborrow  them.  Borrower  agrees that
          Borrower  will not permit the  outstanding  balance  under the Line of
          Credit to exceed the Line of Credit  Limit unless  Borrower  increases the  Restricted  Cash Deposit by an amount equal to the sum that would otherwise be overadvanced, in which case Borrower shall have the right to borrow an amount in excess of the Borrowing  Base but not more than
          $17,000,000.00.  Provided  no Event of  Default  has  occurred  and is continuing at such time, Borrower may request (i) a one year extension of the Line of Credit  Availability  Period  within  sixty days of the
          Line of Credit  Expiration  Date,  but Bank has no obligation to grant the  extension  and/or (ii) the addition to Borrower of an  additional fund or funds managed by Manager or an Affiliate of Manager acceptable to Bank, but Bank has no obligation to grant the addition.

3.       TERMS

3.1      Availability Period.

     a.   Availability  Period Line of Credit.  Borrower may draw on the Line of
          Credit  during the Line of Credit  Availability  Period,  unless (i) a
          Default or an Event of Default has occurred and is  continuing or (ii)
          Borrower  has  failed  to  satisfy  any  condition  hereunder  to such borrowing and Bank has refused to waive such condition.

3.2      Interest Rate.

     a.   Line of Credit  Interest  Rate.  Interest  on  advances on the Line of
          Credit  shall  accrue  at the  Prime  Rate  plus one  quarter  percent
          (P+0.25%)  per annum in effect from time to time (the "Regular Line of
          Credit  Interest  Rate").  Any changes in the  Regular  Line of Credit
          Interest  Rate  resulting  from a change in the Prime  Rate shall take effect without notice at the time the Prime Rate is set.

     b.   Line of Credit  Optional  Interest.  Instead  of the  Regular  Line of
          Credit  Interest  Rate,  Borrower  may  elect  to have up to five  (5)
          advances on the  outstanding  principal  balance of the Line of Credit
          (each a "Line of Credit LIBO Rate Portion")  during the Line of Credit
          Availability  Period bear interest at the LIBO Rate, as defined below, plus two and  three-quarters  percent (L+2.75%) (the "Optional Line of
          Credit  Interest  Rate") during an interest rate period  designated by
          Borrower (the "Line of Credit Applicable  Interest Period").  Borrower
          shall not  select a Line of Credit  Applicable  Interest  Period  that would extend beyond the Line of Credit  Expiration Date. Each interest rate is a rate per annum. At the end of any Line of Credit  Applicable
          Interest Period,  the interest rate will revert to the Regular Line of
          Credit Interest Rate, unless Borrower has designated  another Optional
          Line of  Credit  Interest  Rate  for that  Line of  Credit  LIBO  Rate
          Portion.

          Designation  of a Line of Credit  LIBO Rate  Portion  shall be made by delivery or telephone facsimile transmission to Bank of written notice
          signed  by  an  Authorized   Officer  of  such   election,   including
          designation  of the amount of the  proposed  Line of Credit  LIBO Rate
          Portion,  the proposed Line of Credit  Applicable  Interest Period and the proposed effective date of the election. The notice shall be given at least three (3) Banking  Days in advance of the  effective  date of the  election.  The  election  shall also be subject to the  following requirements:

     i.   The Line of Credit  Applicable  Interest  Period during which the LIBO
          Rate will be in effect will be three (3)  months,  so long as no Event of Default has occurred and is  continuing.  In  determining a Line of
          Credit Applicable  Interest Period, a month means a period that starts on one  Banking  Day in a  month  and  ends  on and  includes  the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Line of Credit Applicable  Interest Period which would otherwise  end on a non-Banking  Day shall end on the next  succeeding
          Banking  Day unless  that is the first day of a month,  in which event such Line of Credit  Applicable  Interest Period shall end on the next preceding Banking Day.

     ii.  Each Line of Credit LIBO Rate Portion  shall be for an amount not less than Two Hundred Fifty Thousand Dollars ($250,000.00).

     iii. The  "LIBO  Rate"  shall  mean,  for each  Line of  Credit  Applicable
          Interest  Period with  respect to a Line of Credit LIBO Rate  Portion, the per annum rate  determined  by the Bank as of the first day of the
          Line of Credit  Applicable  Interest Period to be equal to the rate at which  U.S.  dollar  deposits  can be  acquired  by Bank in the London
          Interbank   Eurocurrency  Market  two  (2)  Banking  Days  before  the commencement of such Line of Credit  Applicable  Interest Period in an amount comparable to such Line of Credit LIBO Rate Portion.

     iv.  No Line of Credit LIBO Rate Portion bearing  interest at the LIBO Rate may be  converted  to a  different  rate  during  the  Line of  Credit
          Applicable Interest Period.

     v.   Each  prepayment  of a Line  of  Credit  LIBO  Rate  Portion,  whether voluntary, by reason of acceleration or otherwise, will be accompanied by the  amount  of  accrued  interest  on the  amount  prepaid,  and a prepayment  fee equal to the amount  (if any) by which the  additional interest  which would have been  payable on the amount  prepaid had it not been  paid  until  the last day of the Line of  Credit  Applicable
          Interest Period exceeds the interest which would have been recoverable by Bank by  placing  the  amount  prepaid  on deposit in the LIBO Rate
          Market for a period  starting  on the date on which it was prepaid and ending on the last day of the interest  period for such Line of Credit
          LIBO Rate Portion.  Any such calculation  shall be made by Bank in the same manner in which such  calculation is made in respect to all other customers  of Bank  and Bank  shall,  upon the  request  of  Borrower, deliver  to  Borrower  all  backup  information  showing  how any such prepayment fee is calculated.

3.3      Repayment Terms.

     a.   Line of Credit.

     i.   Borrower  shall pay  interest  monthly in  arrears on the  outstanding balance under the Line of Credit  commencing on September 1, 2005, and then on the first  Banking Day of each month  thereafter,  except that interest  accruing at the Optional Line of Credit  Interest Rate shall be due at the end of the applicable Interest Rate Period.

     ii.  Borrower shall pay in full, all principal,  interest and other charges outstanding  under the Line of Credit no later than the Line of Credit
          Expiration Date.

3.4      Expenses.

     a.   Subject to any limitations contained herein,  Borrower agrees to repay
          Bank for the  reasonable  expenses  incurred in processing and funding the Line of Credit,  including the  following:  filing,  recording and search  fees,  appraisal  fees,  asset based field  report  fees,  and documentation fees.

     b.   Borrower  agrees to  reimburse  Bank for any  reasonable  expenses  it incurs in the  negotiation  and  preparation of this Agreement and any agreement or instrument required by this Agreement.

     c.   Borrower's prior deposit of Twenty Thousand Dollars ($20,000.00) shall be applied to Bank's expenses under this Section.

3.5      Fees.

     a.   Facility Fee. Borrower agrees to pay the amount of Eight-Five Thousand
          Dollars  ($85,000.00)  to Bank as a loan  fee for the  Line of  Credit
          ("Facility Fee").

     b.   Renewal Fee.  Borrower agrees to pay a fee equal to one-quarter of one percent (0.25%) of the Bank's  committed amount for the Line of Credit upon any renewal of the Line of Credit.

     c.   Unused Commitment Fee. For the Line of Credit,  Borrower agrees to pay a fee  ("Unused  Commitment  Fee") equal to the product of one-half of one percent  (0.50%)  multiplied by the difference  between  Seventeen
          Million Dollars  ($17,000,000.00) and the amount of credit extended to
          Borrower,  determined by the Average Loan Balance,  as defined  below, maintained during the Line of Credit Availability Period. For purposes of this section,  the "Average Loan Balance" is calculated by dividing the sum of the daily loan  balances  on the Line of Credit  during the applicable  period by the number of days in that  period.  This fee is due and payable each  calendar  quarter in arrears,  and is due on the tenth (10th) day of each of the  following  months  during the Line of
          Credit  Availability  Period:   October,   January,  April  and  July,
          respectively,  except a  prorated  fee for the first  partial  quarter shall be due in October,  2005 and for the final  quarter shall be due and payable on the Line of Credit Expiration Date.

4.                SECURITY

     4.1  Collateral.  All obligations of Borrower under this Agreement shall be secured by the following:

     a.   Personal Property. Borrower's obligations to Bank under this Agreement shall be secured by, and Borrower shall grant to Bank, a first Lien in all business  personal  property  Borrower now owns or will own in the future, including without limitation,  Borrower's Accounts Receivable, equipment,  equipment held for lease,  Leases,  chattel paper, general intangibles,  Inventory, any money deposit accounts or other assets of
          Borrower which hereafter come into the possession,  custody or control
          of  Bank  and  all  products  and  proceeds  of  the   above-described
          collateral,  including,  but not limited to, money,  deposit accounts, goods,  insurance proceeds and other property,  except that Collateral shall not include  Leases,  Indirect  ------ Leases,  Loan  Contracts,
          Indirect Loan Contracts (and the equipment  subject thereto) which are financed by Borrower  with  non-recourse  debt and which have not been financed by Bank.  The  Collateral  shall be further  described in the
          Security Agreement executed by Borrower.

     4.2 Collateral Documents.  In connection with the foregoing,  Borrower will execute the following "Collateral Documents":

     a.   Security Agreement. A Security Agreement executed by each Borrower, as debtor,  in favor of Bank, as secured party, by which Bank will obtain a Lien in the Collateral  consisting of certain of Borrower's personal property.

     b.   UCC-1 Financing  Statement.  UCC-1 financing  statement as debtor,  in favor of Bank, as secured party,  filed with the Delaware,  California and New York Secretaries of State offices.

                      5. DISBURSEMENTS, PAYMENTS AND COSTS

5.1  Request for Credit.  Each  request for an advance  under the Line of Credit will be made by a disbursement  request in a form acceptable to Bank executed by an Authorized Officer, or by any other means acceptable to Bank.

5.2  Disbursements  and Payments.  Each advance under the Line of Credit by Bank and each payment by Borrower under the Line of Credit will be:

a. Made at  Bank's  South  Bay  Commercial  Banking  Office,  or other  location selected by Bank from time to time.

b. Made for the account of Bank's South Bay Commercial  Banking Office (or other office or branch selected by Bank from time to time).

c. Made in lawful money of the United States in immediately  available funds and shall be made without setoff or counterclaim.

d. Evidenced by records kept by Bank.

5.3      Telephone Authorization.

     a.   Bank may honor telephone instructions for disbursements and repayments pursuant to this Agreement, given by an Authorized Officer, as defined below,  or  any  officer  authorized  by an  Authorized  Officer.  For purposes  of this  Agreement,  "Authorized  Officer"  shall  mean  any officer  of  Borrower  whose name and  signature  are set forth in the
          Corporate Authorizations, as defined below.

     b.   Advances  will be deposited  in, and payments may be withdrawn by Bank from, Borrower's deposit accounts as designated in writing by Borrower
          ("Designated Accounts")

     c.   Upon Bank's  request,  Borrower will provide  written  confirmation to
          Bank of telephone  authorized  transactions  pursuant to this Section.
          Borrower  agrees to provide such  confirmation  within one (1) Banking
          Day of the telephone authorization. If there is a discrepancy and Bank has  already  acted  on  the  telephone  instructions,  the  telephone instructions will prevail over the written confirmation.

     d.   Borrower  indemnifies and holds harmless Bank (including its officers, employees,  and  agents)  from  all  liability,  loss,  and  costs  in connection  with any act resulting  from telephone  instructions  that
          Bank reasonably believes are made by an Authorized Officer or a person authorized  by an  Authorized  Officer  except to the extent of Bank's gross negligence or willful misfeasance.  This indemnity and agreement to hold harmless will survive this Agreement's termination.

5.4 Banking  Days.  All payments and  disbursements  which would be due on a day which is not a Banking Day will be due on the next  Banking  Day.  All  payments received  on a day which is not a  Banking  Day will be  applied  to the Line of Credit on the next Banking Day.

5.5 Taxes. Borrower will not deduct any taxes from any payments made to Bank. If any  government  authority  imposes  any taxes or  charges  on any  payments  to Borrower, Borrower will pay the taxes or charges. Upon request by Bank, Borrower will confirm that it has paid the taxes by giving Bank official tax receipts (or notarized  copies  thereof) within thirty (30) days after the date the taxes are due.

5.6 Interest  Calculation.  Except as otherwise  stated in this  Agreement,  all interest, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed.  This results in more interest or a higher fee than if a 365-day year is used.

5.7 Fee on Late Payments. At Bank's sole option in each instance, Borrower shall pay a late fee equal to two percent (2.0%) of any monthly  installment  not paid within  fifteen  (15)  days of the  date due  under  this  Agreement  (including interest).

5.8 Default  Rate.  If any amount under this  Agreement is not paid in full when due at maturity,  or upon  acceleration of the Loans pursuant to Bank's exercise of its rights and  remedies  hereunder,  Borrower  agrees to pay interest on the outstanding  principal  at the  rate of  interest  then  in  effect  under  this Agreement plus two percent (2.0%) (the "Default Rate").

5.9 Overdrafts. At Bank's sole option in each instance, and provided there is no Event of Default  which has occurred and is  continuing,  Bank may make advances under this Agreement to prevent or cover an overdraft on any account of Borrower with Bank.  Each such advance will accrue  interest from the date of the advance or the date on which the account is overdrawn,  whichever  occurs first,  at the interest rate then applicable to the Line of Credit.  Any advances made pursuant to this  section  shall be added to the  outstanding  balance  under the Line of Credit.

6.       CONDITIONS

6.1 Initial Advance. Bank's obligation to extend any credit to Borrower pursuant to this Agreement is subject to the condition  precedent that prior to or on the date of this Agreement,  Borrower shall have complied with the  requirements set forth  below in this  section  and shall  have  delivered  to Bank,  in form and substance  satisfactory  to Bank,  the  following  documents,  duly  executed by authorized representatives of Borrower or as specified below:

     a.   This Agreement.

     b.   Line of Credit Note.

     c.   Security Agreement of Borrower and UCC-1 Financing  Statements,  filed with the Delaware, California and New York Secretaries of State.

     d.   Borrowing Authorizations. Borrowing resolutions granting authorization to borrow and pledge in a form acceptable to Bank.

     e.   Termination Statements. Evidence, satisfactory to Bank, that all Liens in favor of any third Persons not  constituting  Permitted  Liens have been terminated.

     f.   Insurance.   Evidence  of  insurance  coverage,  as  required  in  the
          "Affirmative Covenants" section of this Agreement.

     g.   Governing  Documents.  A  copy  of  the  organizational  documents  of
          Borrower  certified  by  the  Secretary  of  State  of  the  state  of organization of the Borrower.

     h.   Fees and  Costs.  Payment of the  Facility  Fee and  reimbursement  of
          Bank's filing fees,  reasonable  fees of counsel,  appraisal  fee, and other  expenses  reasonably  incurred by Bank in connection  with this
          Agreement.

     i.   Deposit Accounts. The opening of Borrower's deposit accounts with Bank together with entry of a lock box agreement by Borrower and Bank.

     j.   Opinion of Counsel.  Bank shall have  received an opinion  letter from
          Borrower's counsel, in form and substance satisfactory to Bank.

     k.   Contribution  Agreement.  The  Contribution  Agreement shall have been executed by each entity  comprising  Borrower and a copy thereof shall have been delivered to Bank.

     l.   Material  Adverse  Change.  A Material  Adverse  Change shall not have occurred, as determined by Bank in its sole discretion.

     m.   Search Results.  Bank shall have received Uniform  Commercial Code and other public record  searches with respect to Borrower in each case in form and substance satisfactory to Bank.

     n.   Due   Diligence.   Bank  shall  have   completed   its  due  diligence
          requirements with respect to Borrower, including audits, financial and
          legal  due   diligence,   and  review  of  Borrower's   formation  and
          authorization documents.

     o.   Good  Standing.  Bank shall have received  good standing  certificates form the appropriate secretary of state of the state in which Borrower and the Manager are  organized  and in each state in which  Borrower's failure to qualify to do business  would result in a Material  Adverse
          Change.

     p.   Alternative Dispute Resolution.  Borrower shall execute an Alternative
          Dispute Resolution Agreement in form acceptable to Bank.

     q.   Miscellaneous.  Such other evidence as Bank may reasonably  require to establish the  consummation of the transactions  contemplated  hereby, the taking of all  proceedings  in connection  herewith and compliance with the conditions set forth in this Agreement.

     6.2  Conditions to Each Line of Credit Advance.

     The  obligation  of Bank to make any  advances  under  the  Line of  Credit (including  the  initial  advance)  shall  be  subject  to each  of the  further conditions precedent that on the date of such advance:

     a.   Following the making of any such  advances,  the  aggregate  principal amount  outstanding under the Line of Credit shall not exceed the Line of Credit Limit (except as set forth in Section 2.1a).

     b.   No Default or Event of Default shall have occurred and be continuing.

     c.   Borrower shall provide Bank with a disbursement  request and Borrowing
          Base Certificate in form and content acceptable to Bank executed by an
          Authorized Officer and all  representations  therein shall be true and correct in all material respects.

7. REPRESENTATIONS AND WARRANTIES

     When  Borrower  signs  this  Agreement,  and until  Bank is repaid in full, Borrower makes the following representations and warranties. Each request for an extension   of  credit   under  the  Line  of  Credit   constitutes   a  renewed representation.

7.1  Organization  of  Borrower.  Each entity  comprising  Borrower is a limited partnership or limited liability company duly formed and existing under the laws of the State of Delaware.

7.2  Authorization.  This  Agreement,  and any instrument or agreement  required hereunder,  are within Borrower's powers, have been duly authorized,  and do not conflict with any of Borrower's organizational documents.

7.3  Enforceable  Agreements.  This  Agreement  and any related Loan  Documents, including any  instrument or agreement  required  hereunder or  thereunder,  are legal, valid and binding  obligations of Borrower,  enforceable against Borrower in accordance  with their  respective  terms,  except as  enforceability  may be limited  by: (i)  bankruptcy,  insolvency,  moratorium  and other  similar  laws affecting the  enforcement of creditors'  rights  generally;  and (ii) equitable principles whether applied in an action at law or a proceeding in equity.

7.4 Good Standing.  In each state in which  Borrower does business,  Borrower is properly licensed,  in good standing,  and, where required, in compliance in all material respects with all legal  requirements,  including,  without limitation, fictitious name statutes, except to the extent that Borrower's failure to comply with the foregoing would not result in a Material Adverse Change.

7.5 No  Conflicts.  This  Agreement  does not  conflict  with or  violate in any material  respect any  provision  of any law,  rule,  regulation,  order,  writ, judgment, injunction, decree, determination,  or award applicable to Borrower or any other agreement,  or result in a breach of or constitute a default under any other  agreement,  lease or instrument to which  Borrower is a party or by which
Borrower or its property may be bound or affected.

7.6 Financial Information.  All financial and other information that has been or will be supplied to Bank are:

     a.   an accurate reflection of Borrower's financial condition.

     b.   in the form required by Bank.

     c.   in compliance with all applicable government regulations.

     Since the dates of the financial statements specified above, there has been no Material Adverse Change.

7.7  Litigation.  There is no  litigation,  investigation,  proceeding,  Lien or dispute pending or threatened against or affecting Borrower,  or the property of Borrower, the adverse determination of which would constitute a Material Adverse Change,  except  as has been  disclosed  in  writing  to Bank  prior to the date hereof.

7.8 Collateral.  All Collateral is owned by the grantor of the Lien, free of any material title defects or any Liens, except Permitted Liens. Bank will possess a properly  perfected  first Lien in the  Collateral,  except to the extent of any Permitted Liens.

7.9  Permits,   Franchises.   Borrower   possesses  all  permits,   memberships, franchises, contracts and licenses required and all trademark rights, trade name rights,  patent  rights and  fictitious  name rights  necessary  to enable it to conduct the business in which it is now engaged without conflict with the rights of others  except to the  extent  that  Borrower's  failure  to comply  with the foregoing would not result in a Material Adverse Change.

7.10 Tax Returns.  Borrower  has filed all  required  tax returns,  has paid all taxes  shown to be due and  payable  on said  returns  or any  assessments  made against  it or  any  of its  property  and  has  no  knowledge  of  any  pending assessments or  adjustments  of its income tax for any year  provided,  however, that  Borrower  shall not be  required  to pay any such tax or  assessment,  the payment of which is being contested in good faith and by proper proceedings,  so long as Borrower  has  established  reasonable  reserves for the disputed tax or assessment and any enforcement of such tax or assessment shall be stayed.

7.11 No Event of  Default.  No Default or Event of Default has  occurred  and is continuing.

7.12     ERISA Plans.

     a.   Borrower has  fulfilled  its  obligations,  if any,  under the minimum funding  standards  of ERISA and the Code,  with respect to each Plan, and is in  compliance  in all  material  respects  with the  presently applicable  provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

     b.   No reportable  event has occurred  under Section  4043(b) of ERISA for which the PBGC requires a thirty (30) day notice.

     c.   No action by Borrower to terminate or withdraw  from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
          Section 4041 of ERISA.

     d.   No proceeding  has been commenced with respect to a Plan under Section
          4042 of ERISA,  and no event has  occurred or  condition  exists which might constitute grounds for the commencement of such a proceeding.

7.13     Environmental Compliance.

     a.   Environmental Compliance.  Borrower, to its knowledge, has implemented and complied  and will,  in the future,  implement  and comply or will cause its Lessees or Debtors to  implement  and comply in all material respects with all Environmental Laws.

     b.   Survival of Representations  and Warranties.  The  representations and warranties of this Section 7.14 shall be continuing  and shall survive the termination  and release of this Agreement or  foreclosures  under the Security  Agreement and the discharge or payment of any obligation under this Agreement.

8.                AFFIRMATIVE COVENANTS

     Borrower  agrees,  so long as credit is available  under this Agreement and until Bank is repaid in full:

8.1 Loan  Documents.  To comply with and observe in all  material  respects  all terms and conditions of this Agreement, and all other Loan Documents, including, without limitation, the obligation to pay principal, interest and all other sums due under this Agreement or under any of the other Loan Documents.

8.2 Use of Proceeds. To use the proceeds of the Line of Credit for financing for the  acquisition of equipment for lease and related leases and for other working capital purposes.

8.3  Financial  Information.  To  provide  Bank  with  the  following  financial information and statements:

a. As soon as  available,  and in any event within ninety (90) days (one hundred twenty  (120) days in the case of Manager)  after the end of each  fiscal  year, Borrower's and Manager's  unqualified  CPA audited annual  financial  statements with balance sheets,  income statements and operating budgets.  Statements shall be  prepared  by  Hays  &  Company,  LLP or  other  accounting  firm  reasonably acceptable to Bank.

     b.   As soon as available,  and in any event within sixty (60) days of each quarterly period,  Borrower's  quarterly internally prepared financial statements.

     c.   As soon as available, and in any event within fifteen (15) days of the end of each month a Borrowing  Base  Certificate  signed by  Manager's
          Chief Financial Officer.

     d.   An annual  independent  appraisal of all equipment related to Eligible
          Borrowing Base Contracts.

     e.   An annual  independent  report of the audit of the Manager's  systems,
          Borrowing  Base,   billings,   collections,   ageings  and  a  general
          documentation review.

     f.   Any  additional  financial  and/or  reporting  information  reasonably requested by the Bank.

     g. Each statement provided under Section 8.3.a. and Section 8.3.b. shall be accompanied by a
Compliance Certificate in form and substance acceptable to Bank signed by Manager's Chief Financial Officer.

8.4  Minimum  Debt  Service  Coverage  Ratio.  To maintain as of the end of each fiscal quarter based on the combined  financial  results as reported on SEC Form 10Q of each entity  comprising  Borrower,  a Debt Service  Coverage Ratio of not less than 2.00 to 1.00 on a rolling four quarter basis.

8.5 Tangible Net Worth. To maintain as of the end of each fiscal quarter, based on the combined financial results as reported on SEC Form 10Q of each entity comprising Borrower, Tangible Net Worth of not less than One Hundred Twenty-Five Million Dollars ($125,000,000.00).

8.6 Leverage Ratio. To collectively  maintain,  and cause each entity comprising Borrower  to  maintain,  as of the  end of each  fiscal  quarter,  based  on the financial  results  as  reported  on SEC  Form  10Q of  each  entity  comprising Borrower,  a ratio of Adjusted  Total  Liabilities  to Tangible Net Worth not to exceed 0.5 to 1.0.

8.7 Minimum Liquidity.  To maintain, as of the end of each fiscal quarter, based on the combined financial results as reported on the SEC Form 10Q of each entity comprising   Borrower,   Liquidity   of   at   least   Seven   Million   Dollars ($7,000,000.00).

8.8 Restricted Cash Deposit. To maintain at all times,  deposits in a restricted deposit account with Bank in an amount not less than twenty  percentage (20%) of all outstanding  advances,  plus each pending requested advance,  on the Line of Credit ("Restricted Cash Deposit").

8.9 Manager's  Profitability.  As of the end of each fiscal year,  Manager shall have a positive profit.

8.10     Notices to Bank.  To promptly notify Bank in writing of:

     a.   Any change in the location of Borrower's  principal  executive  office which is currently in New York City, New York;

     b.   Any Material Adverse Change;

     c.   Any  Default or Event of  Default,  setting  forth in such  notice the details of such  Default or Event or Default  and the action  which is proposed to be taken by Borrower with respect thereto;

     d.   All actions,  suits, and proceedings  before any court or governmental department,  commission,  board,  bureau,  agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower would result in a Material Adverse Change;

     e.   Any material dispute between Borrower and any governmental  regulatory body or law  enforcement  authority  which would  result in a Material
          Adverse Change;

     f.   All claims  made or  threatened  by any third party  against  Borrower relating to any loss or injury resulting from any Environmental Law or
          Hazardous  Substance  that shall be in an amount  claimed in excess of
          $2,500,000; and

8.11 Collateral  Examination.  Bank may have examiners of its selection annually conduct an examination of the Collateral with the annual expense thereof (not to exceed $10,000.00) reimbursed by Borrower.

8.12  Right of  Inspection.  Permit  Bank or its  agents  with at least 24 hours notice by telephone,  telephone  facsimile and actual delivery of written notice to Borrower to examine and make copies and abstracts from Borrower's records, to inspect  Collateral  (subject to quiet  enjoyment  covenants) and to discuss the affairs,  finances,  and accounts of Borrower with any of its executive officers and Borrower's independent accountants.

8.13 Payment of Taxes.  Borrower  will pay and  discharge all lawful tax claims, including  assessments and  governmental  charges or levies imposed upon it, its income or  profits,  or the  improvements  before  penalties  attached  thereto; provided,  however,  that  Borrower  shall not be  required to pay any such tax, assessment,  charge or levy,  the  payment of which is being  contested  in good faith and by proper  proceedings so long as Borrower has established  reasonable reserves  for  the  disputed  tax  assessment  or  charge  and  any  enforcement proceedings have been stayed.

8.14 Books and Records.  To maintain adequate books and records reflecting full, true and correct entries of all material financial transactions of Borrower.

8.15  Compliance.  To comply in all material  respects  with all material  laws, regulations,  orders of any  government  body  with  authority  over  Borrower's business and all material  contractual  obligations arising from any agreements, instruments or undertakings to which Borrower is bound except to the extent that the failure to comply with which would not result in a Material Adverse Change.

8.16 Preservation of Borrower’s Rights.  To maintain and preserve all rights, privileges, and franchises Borrower now has that are necessary in the normal conduct of Borrower's business.

8.17 Perfection of Liens.  To help Bank perfect and protect its Liens, and reimburse Bank for reasonable costs incurred to protect its Liens.

8.18     ERISA Plan.  To give prompt written notice to Bank:

     a.   Within ten (10) days after Borrower knows or has reason to know of the occurrence of any reportable  event under Section 4043(b) of ERISA for which the PBGC requires thirty (30) days' notice, together with a copy of such materials  required to be filed with the PBGC (with respect to such  reportable  event and in each such case a statement of the chief financial  officer of the Borrower  setting  forth  details as to such reportable  event and the action that  Borrower  proposes to take with respect thereto.

     b.   Within ten (10) days after Borrower knows or has reason to know of any condition  existing  with respect to a Plan which  presents a material risk of  termination  or  withdrawal  from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

     c.   At least ten (10) days prior to the  filing by any plan  administrator of a Plan of a notice of intent to terminate such Plan,  together with a copy of such notice.

     d.   Within ten (10) days after the filing  thereof  with the  Secretary of the Treasury,  a copy of any  application by the Borrower or any ERISA
          Affiliate for a waiver of the minimum  funding  standard under Section
          412 of the Code.

     e.   Within ten (10) days after Borrower knows or has reason to know of any event giving rise to any notice of noncompliance  made with respect to a Plan under Section 4141(b) of ERISA.

     f.   Within ten (10) days after Borrower knows or has reason to know of any event giving rise to any  commencement  of any proceeding with respect to a Plan under Section 4042 of ERISA.

8.19     Expenses.  To pay all reasonable expenses of Bank for the following:

     a.   Preparation,  negotiation and administration of the Loan Documents and the protection of the rights of Bank under the Loan Documents;

     b.   The  enforcement of payment of Borrower's  obligations  under the Loan
          Documents,  whether by judicial  pleadings  or  otherwise,  including,
          without  limitation,   in  connection  with  bankruptcy,   insolvency,
          liquidation, reorganization,  moratorium and other similar proceedings involving the Borrower or a "workout" of Borrower's  obligations under the Loan Documents.

     The  obligations  of the Borrower under this Section shall be effective and enforceable  whether or not any amounts are advanced  pursuant to this Agreement and shall survive payment of all of Borrower's obligations to the Bank.

     8.20 Cooperation.  To take any action reasonably requested by Bank to carry out the intent of this Agreement.

8.21     Insurance.

     a.   Insurance  Covering Assets.  To maintain or cause to be maintained all risk property damage insurance policies covering the personal property
          Collateral.  Each  insurance  policy  shall  be for the  value  of the personal  property  Collateral or such other amount as required in the
          Revolving Loan Contract.

     b.   General Business Insurance.  To maintain insurance as is customary for a business of the kind that Borrower conducts.

     c.   Evidence of Insurance. Upon request of Bank, to deliver to Bank a copy of each insurance  policy,  or, if permitted by Bank, a certificate of insurance listing all insurance policies currently in force.

8.22  Operating/Business  Accounts.  To establish and maintain  deposit accounts with Bank for each of the entities comprising  Borrower.  The account conversion process  shall  be  completed  within  sixty  (60)  days  of  execution  of this Agreement.  Borrower  shall  also  open and  maintain  with  Bank a lock box for Accounts Receivable collection.

8.23 Contribution Agreement. The entities comprising Borrower shall have entered into an  agreement,  among  themselves,  providing  that, to the extent that the property  of any one of them is used to repay  Bank an amount  greater  than the amount owed on account of a Line of Credit advance that such entity has obtained from Bank,  then such entity shall be entitled to  reimbursement  from the other entities comprising Borrower for any excess so paid, such agreement shall remain in full force and effect,  and a copy executed by each Borrower  shall have been delivered  to Bank  ("Contribution  Agreement").  Such  agreement  shall  not be amended,  modified,  or restated in any manner that would  materially  adversely change the substance of the requirements set forth in this section and, if it is amended,  modified  or  restated,  a fully  executed  copy  of  such  amendment, modification or restatement shall be promptly delivered by Borrower to Bank.

9.       NEGATIVE COVENANTS

     Borrower  agrees,  so long as credit is available  under this Agreement and until Bank is repaid in full:

9.1 Other Debts. Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to Bank), or become liable for the debts of others without Bank's prior written consent. This does not prohibit:

     a.   Trade debt incurred in the ordinary course of business and outstanding less than sixty (60) days after the same has become due.

     b.   Endorsing  negotiable  instruments  received  in the  usual  course of business.

     c.   Obtaining  surety bonds or similar  instruments in the usual course of business.

     d.   Debts,  lines of credit  and leases in  existence  on the date of this
          Agreement  as  disclosed in public  filings  with the  Securities  and
          Exchange Commission and otherwise in writing to Bank.

     e.   Guarantees to Lessees and Debtors in the ordinary course of business.

     f.   Debt   subordinated   to  the  Obligations  on  terms  and  conditions
          satisfactory to Bank in its sole discretion.

     g.   Debt  in  respect  of  netting  services,  overdraft  protections  and otherwise in connection  with deposit  accounts in the ordinary course of business.

     h.   Non-recourse secured debts.

     i.   Remarketing and residual sharing arrangements.

     j.   Indebtedness in connection with Permitted Liens.

     k.  Refinancings of any of the foregoing debt.

9.2  Other Liens. Not to create,  assume, or allow any Lien on Collateral except Permitted Liens.

9.3  Distributions.  (a) Not to declare or pay any distribution to the holder of any  limited  liability  company or  partnership  interest  now  outstanding  or hereafter  issued or purchased,  redeem or retire any such interest  except,  as long as  Borrower  is in  compliance  with  all  terms  and  conditions  of this Agreement  and would  remain so after  taking such  actions,  Borrower  may make distributions  to its partners,  members and investors,  or redeem or retire any outstanding interests, as provided or permitted in the organizational  agreement of each  Borrower,  as amended  from time to time;  (b) pay  management  fees or acquisition  fees except  that,  as long as Borrower is in  compliance  with all terms and  conditions  of this  Agreement  and would remain so after taking such actions,  Borrower  may  pay  such  fees if  authorized  under  the  partnership agreement or limited  liability  company  operating  agreement  for the entities comprising Borrower.

9.4 Loans, Investments; Secondary Liabilities. Other than in the ordinary course of business,  (a) not to make any loans or advances to any Person; (ii) make any investment in the securities of any Person;  (iii) guarantee or otherwise become liable upon the obligation of any Person which is not an Affiliate or Subsidiary of Borrower,  except by  endorsement  of negotiable  instruments  for deposit or collection in the ordinary and normal course of its business.

9.5 Change in  Organization  or Operations.  Not to cause,  permit or suffer any material change,  revision,  amendment or modification of any kind in and to its organization  and  operations or the change of ownership or control of Borrower, if the effect thereof would be a Material Adverse change.

9.6 Dissolutions, Mergers or Acquisitions. Not to liquidate or dissolve or enter into any consolidation,  merger, partnership,  pool, joint venture, syndicate or other combination, with respect to Borrower's business or Borrower's Assets as a whole or such portion as in the opinion of Bank,  constitutes a substantial part thereof or acquire or purchase  any  business'  assets,  except in the  ordinary course of Borrower's  business or engage in any business activity  substantially different from  Borrower's  present  business,  provided  however,  that nothing herein  shall  prohibit  or limit  Borrower's  right  to  enter  into any of the foregoing described business  transactions (other than liquidation,  dissolution or merger  whereby the Borrower is not the  surviving  entity) if in  Borrower's reasonable  judgment such  transaction  represents the most  efficient  means by which it may acquire or purchase,  directly or indirectly, one or more Leases or
Indirect  Leases,  or Loans or Indirect Loan Contracts,  or a portfolio of same, all as permitted by the constituent documents of Borrower.

9.7 Sale of Assets;  Sale and  Leaseback.  Other than in the ordinary  course of business,  not to sell or  otherwise  dispose of any of its assets for less than fair market value or enter into any sale leaseback agreement covering any of its fixed or capital assets.

9.8  Suspension of Business.  Not to  voluntarily  suspend its business for more than five (5) consecutive business days in any thirty (30) day period.

9.9  Transactions  with  Affiliates.  Not to  enter  any  transaction  with  any Affiliate of  Borrower,  including  Borrower's  officers,  directors,  partners, members  and  Subsidiaries,  on terms less  favorable  than those  available  to Borrower from entities or persons not affiliated  with  Borrower,  if the effect thereof would be to create an Event of Default hereunder.

10.      DEFAULT

10.1 Events  of  Default.  The  occurrence  of any one or more of the  following events shall constitute an "Event of Default":

a.   Failure to Pay. Borrower fails to make any payment of principal or interest under this Agreement within five (5) days of the date due.

b.   Non-Compliance.  Borrower  fails to meet  the  conditions  of,  or fails to perform any  material  obligation  within  thirty  (30) days after  written notice by Bank to Borrower of such failure, under:

i.   this Agreement;

ii.  any of the other Loan Documents; or

iii. any other agreement between Borrower and Bank.

c.   Other  Defaults.  Any material  event of default (after taking into account all applicable  notice and cure periods)  involving an indebtedness of more than Two Million Five Hundred  Thousand Dollars  ($2,500,000)  occurs under any agreement  evidencing  indebtedness  for borrowed money if the event of default consists of failing to make a payment when due.

d.   Lien  Priority.  Bank  fails to have an  enforceable  first  Lien  position
     (except for any Permitted  Liens or prior Liens to which Bank has consented in writing) on the Collateral.

e.   False  Information.  Any representation or warranty under this Agreement or any other Loan Document or in connection with any transaction  contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

f.   Bankruptcy.  Borrower files a bankruptcy petition, a bankruptcy petition is filed  against  Borrower or  Borrower  makes a general  assignment  for the benefit of  creditors.  The default will be deemed cured if any  bankruptcy petition filed against  Borrower is dismissed within a period of sixty (60)
     days after the filing;  provided,  however, that Bank will not be obligated to extend any additional credit to Borrower during any such period.

g.   Receivers.  A receiver or similar  official  is  appointed  for  Borrower's business, or Borrower's business is terminated.

h.   Litigation. Any litigation is filed against Borrower in an aggregate amount of Two Million Five Hundred  Thousand Dollars  ($2,500,000.00)  or more and such  litigation is not  dismissed or fully bonded or insured  within sixty
     (60) calendar days after service of process upon Borrower.

i.   Judgments. Any judgments or arbitration awards are entered against Borrower and,  absent  procurement  of a stay of  execution,  such judgment or award remains  unbonded or  unsatisfied or uncovered by insurance for thirty (30)
     calendar  days  after  the  date of  entry;  or  Borrower  enters  into any settlement  agreement with respect to any litigation or arbitration,  in an
     aggregate   amount  of  Two   Million   Five   Hundred   Thousand   Dollars
     ($2,500,000.00) or more.

j.   ERISA Plans. The occurrence of a material  reportable event with respect to a Plan or any Plan termination (or commencement of proceedings to terminate a Plan) or Borrower's full or partial  withdrawal from a Plan, which is, in the  reasonable  judgment of Bank,  likely to result in the  termination of such  Plan for  purposes  of  Title IV of  ERISA,  or could  reasonably  be expected,  in the judgment of Bank, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, would result in a Material Adverse Change .

10.2 Remedies.  Upon the  occurrence  and during the  continuance of an Event of Default herein,  Bank shall be entitled to pursue any and all remedies,  rights, privileges  and benefits  contained in this  Agreement or in the Note,  or other Loan  Documents,  or  available  at law or in equity or by  statute,  including, without  limitation,  declaring  any  or all of the  Note  immediately  due  and payable.  No remedy conferred upon or reserved to Bank hereunder or under any of the other  Loan  Documents  is  intended  to be  exclusive  of any other  remedy conferred  upon or  reserved  to Bank  hereunder  or under any of the other Loan Documents or at law or in equity or by statute, but each shall be cumulative and shall be in addition to every other  remedy  given  hereunder or under the other Loan  Documents or now or hereafter  existing at law or in equity or by statute. Every  power or remedy  given by the Loan  Documents  to Bank may be  exercised, concurrently or  independently,  from time to time and as often as may be deemed expedient by Bank, and Bank may pursue inconsistent remedies. In addition,  upon and after the  occurrence  of an Event of  Default,  Bank  shall have all of the following rights and remedies:

a.   All obligations and  indebtedness  hereunder may, at the option of Bank and without  demand,  notice,  or legal process of any kind,  be declared,  and immediately  shall  become,  due and  payable and Bank may  terminate  this
     Agreement at any time, without notice,  notwithstanding any other provision of this  Agreement.  No  such  termination  shall  affect  liabilities  and obligations  of  Borrower or the  rights,  powers and  remedies of the Bank under the Security Agreement with respect to future  collateral,  until all obligations of Borrower to Bank have been satisfied or paid in full.

b.   All obligations hereunder shall bear interest at the Default Rate;

c.   All of the rights and  remedies  of a secured  party  under the  California
     Commercial  Code or other  applicable law, all of which rights and remedies shall be cumulative,  and not exclusive, to the extent permitted by law, in addition to any other rights and remedies  contained in this  Agreement and in any of the documents or agreements executed in connection herewith;

d.   The right  to:  (i) have Bank or Bank's  agent  peacefully  enter  upon the premises of Borrower or any other place or places where the  Collateral  is located,  without  any  obligation  to pay rent to  Borrower  or any  other person, through self-help and without judicial process or first obtaining a final judgment or giving  Borrower  notice and opportunity for a hearing on the validity of Bank's claim,  and remove the Collateral from such premises to the  premises  of Bank or any  agent of Bank,  for such time as Bank may require to  collect or  liquidate  the  Collateral  or (ii) have a receiver appointed by a court to conduct Borrower's business,  without regard to the adequacy of any security for  Borrower's  indebtedness  to Bank,  and enter upon and take  possession of Borrower's  Assets,  or any part thereof,  and perform any acts that may be  necessary  or proper to conserve the value of
     Borrower's  Assets and/or run  Borrower's  business as an ongoing  concern;
     and/or (iii)  require  Borrower to assemble and deliver the  Collateral  to
     Bank at a place to be designated by Bank;

e.   The right to: (i) notify Account Obligors that the Accounts Receivable have been  assigned  to Bank and that Bank has a Lien  therein;  and (ii) direct such Account  Obligors to make all payments due from them upon the Accounts
     Receivable,  directly  to Bank or to a lock box  designated  by Bank.  Bank shall  promptly  furnish  Borrower  with a copy of any such notice sent and
     Borrower hereby agrees that any such notice in Bank's sole discretion,  may be sent on Bank's stationery,  in which event, Borrower shall, upon demand, co-sign such notice with Bank; and

f.   The right to sell,  lease or to otherwise  dispose of all or any Collateral in its then  condition,  or after any further  manufacturing  or processing thereof,  at public or private sale or sales,  in lots or in bulk, for cash or on credit, all as Bank, in its sole discretion,  may deem advisable.  At any such sale or sales of the  Collateral,  the  Collateral  need not be in view of those present and  attending the sale,  nor at the same location at which the sale is being  conducted.  Bank  shall  have the right to conduct such sales on Borrower's  premises or elsewhere and shall have the right to use  Borrower's  premises  without  charge  for such sales for such time or times as Bank may see fit. Bank is hereby  granted a license or other right to use, without charge, Borrower's labels, patents,  copyrights,  rights of use of any name,  trade secrets,  trade names,  trademarks and  advertising matter,  or  any  property  of a  similar  nature,  as it  pertains  to the
     Collateral,  in  advertising  for  sale  and  selling  any  Collateral  and
     Borrower's  rights under all licenses and all  franchise  agreements  shall inure to Bank's benefit but Bank shall have no obligations thereunder. Bank may purchase all or any part of the  Collateral  at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may  setoff  the  amount of such  price  against  amounts  due  under  this
     Agreement.  The proceeds  realized from the sale of any Collateral shall be applied  first  to the  costs  and  expenses,  including  attorneys'  fees,
     incurred  by  Bank  for   collection  and  for   acquisition,   completion,
     protection,  removal,  storage,  sale and delivery of the  Collateral;  and second to amounts due under this Agreement.  Bank shall account to Borrower for any  surplus.  If any  deficiency  shall arise,  Borrower  shall remain liable to Bank therefor.

g.   Appointment  of Receiver.  Borrower  agrees that in addition to any and all remedies, rights, privileges and benefits contained in this Agreement or in the Note and other Loan Documents, or available at law, or in equity, or by statute, upon the occurrence of an Event of Default herein, Borrower agrees and  stipulates  that any court of  competent  jurisdiction  may  appoint a receiver to operate and manage the business of Borrower.

10.3 Disclaimer. Whether or not Bank elects to employ any or all of the remedies available to it upon the  occurrence  of an Event of Default,  Bank shall not be liable for: (i) payment of any reasonable  expense  incurred in connection  with the  exercise  of any remedy  available  to Bank,  and (ii) the  performance  or non-performance of any other obligations of Borrower.

10.4 Costs and Expenses. Upon the occurrence of any Event of Default, Bank shall be entitled to recover all reasonable  costs,  expenses,  and attorneys' fees in connection with  administering  or enforcing this  Agreement,  whether or not an action is filed.

11.      MISCELLANEOUS

11.1  GAAP.  Except  as  otherwise  stated  in  this  Agreement,  all  financial information provided to Bank and all financial covenants will be made under GAAP consistently applied.

11.2 Personal  Jurisdiction.  BORROWER HEREBY  IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING  WITH RESPECT TO THIS  AGREEMENT OR ANY OF THE  AGREEMENTS, DOCUMENTS OR INSTRUMENTS  DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN THE COURTS OF THE  STATE OF  CALIFORNIA  AND,  BY  EXECUTION  AND  DELIVERY  HEREOF, BORROWER  ACCEPTS AND  CONSENTS  TO, FOR ITSELF AND IN RESPECT OF ITS  PROPERTY, GENERALLY AND  UNCONDITIONALLY,  THE  JURISDICTION  OF THE AFORESAID  COURTS AND AGREES  THAT SUCH  JURISDICTION  SHALL BE  EXCLUSIVE,  UNLESS  WAIVED BY BANK IN WRITING,  WITH RESPECT TO ANY ACTION OR PROCEEDING  BROUGHT BY BORROWER  AGAINST BANK. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING PROCEEDINGS  AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER HEREBY WAIVES, TO THE FULL  EXTENT  PERMITTED  BY LAW,  ANY RIGHT TO STAY OR TO DISMISS  ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

11.3 Successors and Assigns.  This Agreement is binding on Borrower's and Bank's successors and assignees.  Borrower agrees that it may not assign this Agreement without Bank's prior written consent.

11.4  Severability;  Waivers.  If any part of this Agreement is not enforceable, the rest of the  Agreement  may be  enforced.  No failure on the part of Bank to exercise,  and no delay in exercising,  any right,  power,  or remedy under this Agreement  shall  operate as a waiver  thereof;  nor shall any single or partial exercise  of any right  under  this  Agreement  preclude  any  other or  further exercise thereof or the exercise of any other right. Any consent or waiver under this Agreement must be in writing.  If Bank waives a default,  it may enforce a later default.

11.5 Costs and Expenses.  In addition to the recovery of costs and expenses upon an occurrence of an Event of Default, if Bank incurs expenses in connection with the preparation,  administration,  or enforcement,  of this Agreement,  Borrower shall pay Bank all such reasonable costs and reasonable attorneys' fees.

11.6  Appointment of Bank as Attorney in Fact.  Until all the  obligations  have been paid in full,  Borrower  irrevocably  appoints Bank as its attorney in fact and authorizes and empowers it to endorse and affix  Borrower's  name to or upon any check,  draft, note,  instrument or other writing relating to the collection of Accounts Receivable,  or relating to any other Collateral,  or upon any check or other instrument given in payment  thereof,  or upon any omitted  assignment, notification  of  assignment,  demand  or  auditor's  verification  relating  to Collateral and upon all other  instruments  and writings  required to assert and protect Bank's rights in the Collateral. Bank shall not exercise the appointment as  provided  in  this  Section  except  upon  the  occurrence  and  during  the continuance of an Event of Default.

     11.7 Entire Agreement.  This Agreement,  the Note, and any related security or other agreements required by this Agreement, collectively:

a.   represent the sum of the  understandings  and  agreements  between Bank and
     Borrower concerning this Agreement;

b.   replace  any prior oral or written  agreements  between  Bank and  Borrower concerning this credit;

c.   are  intended by Bank and  Borrower as the final,  complete  and  exclusive statement of the terms agreed to by them; and

d.   any alteration or amendment to this Agreement shall not be effective unless given in writing and signed by an authorized person of the party or parties sought to be changed or bound by the alteration or amendment.

     In the  event  of  any  conflict  between  this  Agreement  and  any  other agreements required by this Agreement, this Agreement will prevail.

11.8 Notices.  Except as otherwise  provided herein,  all notices required under this  Agreement  shall be  personally  delivered  or sent by first  class  mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other  addresses  as Bank and  Borrower  may  specify  from time to time in writing.

11.9 Headings. Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

11.10  Counterparts.  This Agreement may be executed in as many  counterparts as necessary or convenient,  and by the different parties on separate  counterparts each of  which,  when so  executed,  shall be deemed  an  original  but all such counterparts shall constitute but one and the same agreement.

11.11 Further Assurances.  Borrower shall, at its expense and without expense to Bank,  do, execute and deliver such further acts and documents as Bank from time to time  reasonably  requires  for the  assuring  to Bank the rights  created or intended to be created by this  Agreement,  the perfection or priority of Bank's Liens, and for carrying out the intention or facilitating the performance of the terms of this  Agreement  or any  document  executed  in  connection  with  this
Agreement.

11.12  Singular/Plural.  Terms  defined  in the  singular  shall also have their meanings in the plural as the context of this Agreement requires.

11.13 Revival  Clause.  If any of the payments of money or transfers of property made to Bank by  Borrower  hereunder  or under the Note  should  for any  reason subsequently be declared to be "fraudulent"  or a "voidable  preference"  within the meaning of any state or federal  law  relating  to  fraudulent  conveyances, preferential, or otherwise voidable or recoverable, in whole or in part, for any reason,   under  the  Bankruptcy   Code  or  any  other  federal  or  state  law (collectively referred to herein as "Voidable Transfers"),  and Bank is required to repay or restore the amount of any such  Voidable  Transfers,  or any portion thereof, then, as to the amount repaid or restored pursuant to any such Voidable Transfer  (including  all costs,  expenses and  attorneys'  fees of Bank related thereto,   including,   without   limitation,   relief   from  stay  or  similar proceedings),   the  liability  of  Borrower  shall  automatically  be  revived, reinstated  and  restored in such  amount or amounts,  and shall exist as though such Voidable Transfer had never been made to Bank.  Nothing set forth herein is an admission that any such Voidable Transfer has occurred.  Borrower  expressly acknowledges  that Bank may rely upon  advice of  counsel,  and if so advised by counsel, may settle, without defending, any action to avoid any alleged Voidable Transfer,  and that upon  settlement,  Borrower  shall  again be liable  for any deficiency resulting from such settlement as provided in this Section.

11.14  Survival of  Representations  and  Warranties.  All  representations  and warranties of the Borrower contained herein or in any other Loan Document, or in any  certificate  or other  writing  delivered  by or on behalf of the  Borrower pursuant to any Loan  Document,  will survive the making of each advance and the execution  and delivery of the Loan  Documents,  and have been or will be relied upon by Bank, notwithstanding any investigation made by Bank or on its behalf.

11.15  Provisional  Remedies.  Nothing  contained  in this  Agreement  shall  be construed  to limit any right that Bank may have under this  Agreement or at law to exercise any  provisional  remedies that it may have under this  Agreement or any of the  Loan  Documents  as a  result  of any  Event  of  Default  hereunder (including,  without limitation, the right to conduct a non-judicial foreclosure sale, the right to seize any personal property  collateral and the right to seek the appointment of a receiver).

11.16  Confidentiality.  In handling any  confidential  information,  Bank shall exercise  the same  degree of care that it  exercises  with  respect  to its own proprietary  information  and  agrees to  maintain  the  confidentiality  of any non-public  information  received  pursuant  to  this  Agreement,   except  that disclosures  of  such  information  may be  made:  (a) to  the  subsidiaries  or Affiliates of Bank in  connection  with their  present or  prospective  business relations  with Borrower;  (b) to  prospective  transferees or purchasers of any interest  in the  Line  of  Credit,  provided  that  they  have  entered  into a comparable  confidentiality  agreement in favor of Borrower and have delivered a copy to Borrower; (c) as required by law, regulations,  rule or order, subpoena, judicial order or similar order;  (d) as may be required in connection  with the examination,  audit or similar  investigation  of Bank; and (e) as Bank may deem appropriate  in  connection  with  the  exercise  of  any  remedies   hereunder. Confidential  information thereunder shall not include information that either : (i) is in the  public  domain or in the  knowledge  or  possession  of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank;  or (ii) is disclosed to Bank by a third party that is not prohibited from disclosing such information.

11.17 Joint and Several Liability.  Notwithstanding  how Line of Credit advances and repayments may be allocated among the entities comprising the Borrower, each entity  comprising  Borrower  has joint and  several  liability  to Bank for all obligations of Borrower under the Loan Documents.

     This  Agreement  is  executed as of the date stated at the top of the first page.

ICON INCOME FUND EIGHT B L.P., a Delaware limited partnership By: ICON CAPITAL CORP., its general partner By: /s/ Thomas W. Martin Thomas W. Martin Executive Vice President and Chief Financial Officer	CALIFORNIA BANK & TRUST, a California banking corporation By: /s/ J. Michael Sullivan Name: J. Michael Sullivan Title: Vice President and Relationship Manager
Address where notices are to be sent:

ICON INCOME FUND EIGHT B L.P.
c/o ICON Capital Corp. its general partner
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739

Address where notices are to be sent: South Bay Commercial Banking 1690 South El Camino Real San Mateo, CA 94402

SIGNATURES CONTINUED ON FOLLOWING PAGES

ICON INCOME FUND NINE, LLC,
a Delaware limited liability company
By: ICON CAPITAL CORP., its manager

By: /s/ Thomas W. Martin
Thomas W. Martin
Executive Vice President and
Chief Financial Officer

Address where notices are to be sent:

ICON INCOME FUND NINE, LLC
c/o ICON Capital Corp. its manager
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739

ICON INCOME FUND TEN, LLC,
a Delaware limited liability company

By: ICON CAPITAL CORP., its manager

By: /s/ Thomas W. Martin
Thomas W. Martin
 Executive Vice President and
 Chief Financial Officer

Address where notices are to be sent:

ICON INCOME FUND TEN, LLC
c/o ICON Capital Corp. its manager
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739

  SIGNATURES CONTINUED ON FOLLOWING PAGE

ICON LEASING FUND ELEVEN, LLC,
a Delaware limited liability company
By: ICON CAPITAL CORP., its manager

By:  /s/ Thomas W. Martin
Thomas W. Martin
Executive Vice President and
Chief Financial Officer

Address where notices are to be sent:

ICON LEASING FUND ELEVEN, LLC
c/o ICON Capital Corp. its manager
100 Fifth Avenue, 10th Floor
New York, NY 10011
Attention:  General Counsel
Attention:  Thomas W. Martin, CFO
Facsimile No.:  (212) 418-4739